SUPERIOR TELECOM INC.

STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

(Amended and Restated Effective as of July 1, 2001)

ARTICLE I

PURPOSE

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to:  (i) require Non-Employee Directors to elect either shares of Deferred Stock or Stock Options with respect to 50% of their Retainer Fees; and (ii) permit Non-Employee Directors to elect either shares of Deferred Stock or Stock Options, in lieu of cash payment of their Retainer Fees, thereby attracting, retaining and rewarding Non-Employee Directors and strengthening the mutuality of interests between Non-Employee Directors and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1           “Award” shall mean any award under this Plan of any: (i) Deferred Stock; or (ii) Stock Option.

2.2           “Board” shall mean the Board of Directors of the Company.

2.3           “Cause” shall mean an act or failure to act that constitutes “cause” for removal of a director under applicable Delaware law.

2.4           “Change in Control” shall have the meaning set forth Section 9.2

.2.5          “Code” shall mean the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision

2.6           “Common Stock” shall mean common stock, $.01 par value per share, of the Company.

2.7           “Company” shall mean Superior TeleCom Inc. or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.

2.8           “Deemed Dividends” shall mean the amount of dividends (whether stock or cash), if any, which are declared on a share of Common Stock multiplied by the number of shares of Common Stock credited to the Deferred Stock Account.

2.9           “Deferral Period” shall mean the period beginning on the date Deferred Stock is credited to a Non-Employee Director’s Deferred Stock Account and ending on a Non-Employee Director’s Termination of Directorship (other than a Termination of Directorship for Cause).  Notwithstanding the foregoing, a Non-Employee Director may irrevocably elect to terminate the Deferral Period prior to a Termination of Directorship on a form prescribed by the Board, provided that the Deferral Period may terminate only on a date that is at least six (6) months after the date on which a Non-Employee Director makes such election.  In no event may the Deferral Period extend beyond a Non-Employee Director’s Termination of Directorship.

2.10         “Deferred Stock” shall mean an Award of shares of Common Stock under this Plan that is subject to the provisions under Article VI.

2.11         “Deferred Stock Account” shall mean the individual account established pursuant to Article VI to which a Non-Employee Director’s Deferred Stock is credited.

2.12         “Effective Date” shall mean January 1, 1999.  The Plan was previously amended and restated as of May 1, 2000 and the amendments contained herein shall become effective on July 1, 2001.

2.13         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14         “Fair Market Value” shall mean for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales price reported for the Common Stock on the applicable date: (i) as reported by the principal national securities exchange in the United States on which it is then traded or the Nasdaq Stock Market, Inc.; or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers.  If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Board on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940).  Notwithstanding anything herein to the contrary, if selected by the Board, “Fair Market Value” means the price for Common Stock set by the Board in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded during a reasonable period designated by the Board.

2.15         “Meeting Fee(s)” shall mean any fees to which a Non-Employee Director is entitled for attending Board meetings (including by telephonic means) or for attending the meetings of any Board committee (including by telephonic means) of which the Non-Employee Director is a member.  Meeting Fees shall not include expense reimbursements, amounts realized upon the exercise of a Stock Option, Deferred Stock or any other amounts paid to the Non- Employee Director.

2.16         “Non-Employee Director” shall mean any non-employee director of the Company who is not an employee of the Company.  Any director who acts on behalf of the Company as an officer but who does not receive any compensation for such services shall be treated as a non-employee for purposes of eligibility hereunder.

2.17         “Plan” shall mean the Superior TeleCom Inc. Stock Compensation Plan for Non- Employee Directors, as may be amended from time to time.

2.18         “Restricted Stock” shall mean an Award of shares of Common Stock under this Plan that is subject to the restrictions under Article VI  (as may have been granted prior to July 1, 2001).

2.19         “Retainer Fee(s)” shall mean the fee to which a Non-Employee Director is entitled for service on the Board as a director during a fiscal year of the Company, including, without limitation, any annual retainer fees and any committee chairmanship fees.  Retainer Fees shall not include expense reimbursements, amounts realized upon the exercise of a Stock Option, Deferred Stock or any other amounts paid to the Non-Employee Director.

2.20         “Retirement” shall mean a Non-Employee Director’s failure to stand for reelection or the failure to be reelected after a Participant has attained age sixty-five (65).

2.21         “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.22         “Stock Option” shall mean an option to purchase shares of Common Stock granted to Non-Employee Directors pursuant to this Plan.  No Stock Option awarded under this Plan is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

2.23         “Termination of Directorship” shall mean that the Non-Employee Director has ceased to be a director (whether as a non-employee director or an employee director) of the Company.

2.24         “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

ARTICLE  III

ADMINISTRATION

3.1           The Board.  The Plan shall be administered and interpreted by the Board.

3.2           Duties of the Board.  The Board shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Awards as the Board, in its sole discretion, deems necessary or desirable.

3.3           Advisors.  The Company or the Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred for the engagement of such counsel, consultant or agent shall be paid by the Company.

3.4           Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Board (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company or the Board, as the case may be, and shall be final, binding and conclusive on the Company and all Non-Employee Directors and their respective heirs, executors, administrators, successors and assigns.

ARTICLE  IV

SHARES; ADJUSTMENT UPON CERTAIN EVENTS

4.1           Shares to be Delivered.  Shares to be issued under the Plan shall be made available only from issued shares of Common Stock reacquired by the Company and held in treasury.

4.2           Adjustments Upon Certain Events.

(a)           Adjustments.  The existence of the Plan and any Award granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of the assets or business of the Company, or any other corporate act or proceeding.

(b)           Capital Structure.  In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company’s capital structure or business and (ii) the Board determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares to be issued upon exercise of an outstanding Stock Option granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Non-Employee Directors under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be binding and conclusive on the Company and all Non-Employee Directors and employees and their respective heirs, executors, administrators, successors and assigns.

(c)           Fractional Shares.  Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (½) and rounding-up for fractions equal to or greater than one-half (½).  No cash settlements shall be made with respect to fractional shares eliminated by rounding.  Notice of any adjustment shall be given by the Board to each Non-Employee Director whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)           Acquisition Events.  If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Stock Options or substitutes new Stock Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Stock Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Stock Options shall expire without additional compensation to the holder thereof; provided, that, the Board shall deliver notice to each non-employee director at least twenty days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Stock Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Non-Employee Director shall have the right to exercise in full effective as of such consummation all Stock Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Stock Options) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a ninety day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

ARTICLE V

ELECTIONS

5.1           Non-Employee Director Elections.

(a)           The Company shall pay 50% of a Non-Employee Director’s Retainer Fees in the form of Deferred Stock or Stock Options, as elected by the Non-Employee Director in accordance with Section 5.2 below.  Notwithstanding the foregoing, solely with respect to the period commencing on January 1, 2001 and ending on December 31, 2001, the Company shall not pay any portion of a Non-Employee Director’s Retainer Fees in the form of Stock Options and the Non-Employee Director shall not be permitted to elect to receive payment of any portion of Retainer Fees in the form of Stock Options.

(b)           Each Non-Employee Director may also elect, in accordance with Section 5.2 below, to receive Awards of Deferred Stock or Stock Options in lieu of receiving a cash payment of all or a portion of Retainer Fees not covered by Section 5.1(a).  Notwithstanding the foregoing, solely with respect to the period commencing on January 1, 2001 and ending on December 31, 2001, the Company shall not pay any portion of a Non-Employee Director’s Retainer Fees in the form of Stock Options and the Non-Employee Director shall not be permitted to elect to receive payment of any portion of Retainer Fees in the form of Stock Options.  Effective as of July 1, 2001, a Non-Employee Director may not elect to receive Awards of Deferred Stock or Stock Options in lieu of receiving a cash payment of all or a portion of Meeting Fees.  Any Awards granted prior to July 1, 2001 in lieu of receiving a cash payment of all or a portion of Meeting Fees shall continue in effect subject to the terms and conditions of such awards and the Plan as in effect prior to July 1, 2001.

5.2           Timing and Manner of Election.

(a)           Method of Election.  Any election to receive Deferred Stock or Stock Options as payment of Retainer Fees shall be made in writing to the Board (on a form prescribed by the Board) prior to the first day of the Company’s fiscal year during which the Retainer Fees are earned; provided, however, that with respect to the 1999 fiscal year, any election under Section 5.1 shall be made in writing to the Board prior to the first regularly scheduled meeting of the Board, but in no event later than January 31, 1999.  Each election, which shall be made in a manner as determined by the Board in its sole and absolute discretion, shall designate (i) whether the Retainer Fees are to be awarded in cash, Deferred Stock or Stock Options; and (ii) the applicable percentage of Retainer Fees to be awarded in cash, Deferred Stock or Stock Options.

(b)           Irrevocable Election.  An election under this Article V is irrevocable and, except with respect to the 1999 fiscal year, is valid only for the Company’s fiscal year commencing immediately following the date of the election.

(c)           Default Elections.  If no election is made or if a new election is not made with respect to any subsequent fiscal year pursuant to Section 5.1(a), the Non-Employee Director shall be deemed to have made an election to receive an Award of Deferred Stock for purposes of Section 5.1(a).  If no election is made or if a new election is not made with respect to any subsequent fiscal year pursuant to Section 5.1(b), the Non- Employee Director shall be deemed to have made an election to receive all Retainer Fees not covered by Section 5.1(a) in cash.

(d)           Mid-Year Participation.  An individual who becomes a Non-Employee Director after the date by which an election would otherwise be required to be made hereunder with respect to a fiscal year may elect to receive an Award during that fiscal year by making an election, in the form required hereunder, within thirty days after the individual becomes a Non-Employee Director and such election shall become effective the first day of the month following the date of the election.

5.3           Date of Grant.  Awards that are attributable to Retainer Fees shall be made as of the first business day of each quarter of the Company’s fiscal year, which shall be treated as the dates of grant for such Awards.  Unless the Board decides to take specific action at grant with respect to an Award (provided that it is consistent with the Plan’s terms), any grant of an Award hereunder shall be automatic after giving effect to the election made by an Non-Employee Director pursuant to Section 5.1 hereof without further action by the Board or the stockholders of the Company.

ARTICLE VI

DEFERRED STOCK

6.1           Deferred Stock.  (a)  As of each date of grant, as determined in accordance with Section 5.3 above, each Non-Employee Director shall receive that number of shares of Deferred Stock determined by dividing (a) the amount of Retainer Fees that the Non-Employee Director elected to receive in Deferred Stock, by (b) the lesser of: (i) 100% of the Fair Market Value of the Common Stock on the first business day of the Company’s fiscal year and (ii) 100% of the Fair Market Value of the Common Stock at the time of grant of the Deferred Stock.  Any fractional shares of Deferred Stock resulting from the division of (a) by (b) shall be eliminated by rounding-down for fractions less than one-half (½) and rounding-up for fractions equal to or greater than one-half (½).  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

6.2           Establishment of Deferred Stock Account.  (a)  Deferred Stock shall be credited to the Non-Employee Director’s Deferred Stock Account as of the date of grant.  Amounts deferred under the Plan shall be held solely in the form of Common Stock.

(b)           Subject to the receipt by the Board of a Non-Employee Director’s written consent in accordance with the procedures established by the Board, outstanding awards of unvested Restricted Stock granted under this Plan prior to July 1, 2001 shall be converted into Deferred Stock and shall be credited to the Non-Employee Director’s Deferred Stock Account as of July 1, 2001 and subject to the terms of the Plan, as amended and restated as of July 1, 2001.  In the event the Board does not receive a Non-Employee Director’s consent to the conversion of outstanding awards of unvested Restricted Stock, such awards shall continue in effect subject to the terms and conditions of such awards and the Plan as in effect prior to July 1, 2001.

6.3           Vesting.  A Non-Employee Director’s Deferred Stock Account shall be fully vested at all times.

6.4           Ownership.  Prior to the end of the Deferral Period, the Non-Employee Director shall not have any rights as a stockholder of the Company with respect to shares of Common Stock held in a Non-Employee Director’s Deferred Stock Account, except the right to have Deemed Dividends, if any, credited to his or her Deferred Stock Account and adjustments made to the shares of Common Stock under the Deferred Stock Account under Article IV.

6.5           Additions to Deferred Stock Account.  At such time or times as any dividends on Common Stock shall be distributed to the Company’s stockholders, the Company shall credit to the Deferred Stock Account the Deemed Dividends.  Deemed Dividends so credited to the Deferred Stock Account which are cash dividends shall be reinvested in shares of Common Stock (based on the fair market value of such shares on the date the dividend is paid).

6.6           Commencement of Benefits.  (a)  Except as otherwise provided in this Section 6.6 and Article IX, a Non-Employee Director’s Deferred Stock Account shall be paid to the Non-Employee Director (or, in the case of the Non-Employee Director’s death, to his or her beneficiary, as designated by the Non-Employee Director on a form acceptable by the Board, or, if no beneficiary is designated, to the Non-Employee Director’s spouse, or if the Non-Employee Director is not married, to the Non-Employee Director’s estate) in a lump sum payment payable solely in shares of Common Stock as soon as administratively practicable after the end of the Deferral Period.  A Non-Employee Director shall not be entitled to, and the Company shall not be obligated to pay to such Non-Employee Director, the whole or any part of the amounts deferred under the Plan to the Deferred Stock Account, except as provided in the Plan.  Any remaining fractional shares of Common Stock shall be treated in the manner described in Section 4.2(c) hereof.

(b)           Notwithstanding anything in this Plan to the contrary, if a Non-Employee Director’s Termination of Directorship is for Cause or if the Company obtains or discovers information after Termination of Directorship that such Non-Employee Director had engaged in conduct that would have justified a removal for Cause during such directorship, a Non-Employee Director’s Deferred Stock Account shall be forfeited in its entirety as of the date of such Termination of Directorship or the date the Company obtains or discovers such information.  If a Non-Employee Director’s Deferred Stock Account has already been distributed in accordance with Section 6.6(a) at the time the Company obtains or discovers information after Termination of Directorship that a Non-Employee Director had engaged in conduct that would have justified a removal for Cause during such directorship, the Board may direct that the Non-Employee Director shall pay over to the Company an amount equal to the Fair Market Value of the shares of Common Stock distributed in accordance with Section 6.6(a).

ARTICLE VII

STOCK OPTIONS

7.1           Stock Options.  As of each date of grant, as determined in accordance with Section 5.3 above, each Non-Employee Director shall receive that number of Stock Options determined by dividing (i) the amount of Retainer Fees that the Non-Employee Director elected to receive in the form of Stock Options, by (ii) the value of one Stock Option on the date of grant as determined in good faith by the Board, based on the purchase price per share of Common Stock determined in accordance with Section 7.2(a) and a Black-Scholes Option pricing model (calculated by an accounting, investment banking or appraisal firm selected by the Board) and such other factors as the Board deems appropriate.  Any fractional number of Stock Options resulting from the division of (i) by (ii) shall be eliminated by rounding-down for fractions less than one-half (½) and rounding-up for fractions equal to or greater than one-half (½).  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

7.2           Terms of Stock Options.  Stock Options granted under this Article VII shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of this Plan, as the Board shall deem desirable:

(a)           Stock Option Price.  The purchase price per share of Common Stock deliverable upon the exercise of a Stock Option granted pursuant to Section 7.1 shall be the lesser of: (i) 100% of the Fair Market Value of such Common Stock on the first business day of the Company’s fiscal year; and (ii) 100% of the Fair Market Value of such Common Stock at the time of the grant of the Stock Option.

(b)           Agreement.  Awards of Stock Options shall be evidenced by an agreement entered into between the Company and the Non-Employee Director.

(c)           Option Term.  If not previously exercised each Stock Option shall expire upon the tenth anniversary of the date of the grant thereof.

(d)           Exercisability.  Except as otherwise provided in Section 7.3 or Article IX, any Stock Option granted under this Article VII shall vest and become fully exercisable as of the third anniversary of the date the Award is granted.  Notwithstanding the foregoing, any Stock Option granted under this Article VII on or after July 1, 2001 shall vest and become fully exercisable as of the six-month anniversary of the date the Award is granted.  Upon a Non-Employee Director’s Retirement or voluntary resignation, all Stock Options held by such Non-Employee Director and not previously exercisable shall become fully vested and exercisable.

(e)           Method for Exercise.  Subject to the vesting provisions of Section 7.2(d), Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price in cash, in the form of Common Stock owned by the Non-Employee Director for at least 6 months (and for which the Non-Employee Director has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date, in a combination thereof or such other arrangement for the satisfaction of the purchase price, as the Board may accept.  No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

7.3           Termination of Directorship.

(a)           Termination of Directorship by Reason of Death.  If a Non-Employee Director’s Termination of Directorship is by reason of death, upon such Termination of Directorship, all Stock Options held by such Non-Employee Director and not previously exercisable shall become fully vested and exercisable.  All Stock Options shall remain exercisable by the Non-Employee Director’s estate or by the person given authority to exercise such Stock Options by his or her will or by operation of law, for the remainder of the stated term of such Stock Option.

(b)           Termination of Directorship for Cause.  If a Non-Employee Director’s Termination of Directorship is for Cause or if the Company obtains or discovers information after Termination of Directorship that such Non-Employee Director had engaged in conduct that would have justified a removal for Cause during such directorship, all Stock Options held by such Non-Employee Director shall thereupon terminate and expire as of the date of such Termination of Directorship or the date the Company obtains or discovers such information.

(c)           Termination of Directorship by Reason Other than Death or for Cause.  If a Non-Employee Director’s Termination of Directorship is by any reason other than death or for Cause, including, without limitation, Retirement, disability, resignation, or failure to stand for reelection, all Stock Options held by such Non-

Employee Director may be exercised, to the extent exercisable at the Non-Employee Director’s Termination of Directorship, by the Non- Employee Director for the remainder of the stated term of such Stock Option.

7.4           Cancellation of Stock Options.  No Stock Options that were not vested during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Stock Options shall terminate and become null and void upon a Termination of Directorship.

ARTICLE VIII

NON-TRANSFERABILITY

No Stock Option shall be Transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution.  All Stock Options shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director.  Shares of Deferred Stock under Article VI may not be Transferred prior to the date on which such shares are issued.  No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award nor shall it be subject to attachment or legal process for or against such person.  Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter, that a Stock Option granted pursuant to Article VII that is otherwise not Transferable pursuant to this Article VIII is Transferable in whole or part and in such circumstances, and under such conditions, as specified by the Board.

ARTICLE  IX

CHANGE IN CONTROL PROVISIONS

9.1           Benefits.  Upon a Change in Control of the Company (as defined below): (i) Stock Options granted and not previously exercisable shall vest and become fully exercisable; and (ii) each Non-Employee Director shall receive his or her entire Deferred Stock Account in a lump sum payment payable solely in shares of Common Stock as soon as administratively practicable following such Change in Control, but in no event later than five (5) days after the date of such Change in Control.  Any remaining fractional shares of Common Stock shall be treated in the manner described in Section 4.2(c) hereof.

9.2           Change in Control.  A “Change in Control” shall be deemed to have occurred:

(a)           upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, as a group or individually by Steven S. Elbaum or The Alpine Group, Inc.), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

(b)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(c)           upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)           upon the stockholder’s of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

ARTICLE X

TERMINATION OR AMENDMENT OF THE PLAN

Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Non-Employee Director with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Non-Employee Director.

The Board may amend the terms of any Award granted, prospectively or retroactively, but, subject to Section 7.3 and Article IX above or as otherwise specifically provided herein, no such amendment or other action by the Board shall impair the rights of any Non-Employee Director without the Non-Employee Director’s consent.

ARTICLE XI

UNFUNDED PLAN

This Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments as to which a Non-Employee Director has a fixed and vested interest but which are not yet made to a Non-Employee Director by the Company, nothing contained herein shall give any such Non-Employee Director any rights that are greater than those of a general creditor of the Company.

ARTICLE XII

GENERAL PROVISIONS

12.1         Representation and Legend.  The Board may require each person receiving shares pursuant to the exercise of an Award under the Plan to represent to and agree with the Company in writing that the Non-Employee Director is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.2         Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.3         No Right to Directorship.  Neither this Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Non-Employee Director as a director nor shall it impose on the part of any Non-Employee Director any obligation to remain as a director of the Company.

12.4         Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made to a Non-Employee Director, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Non-Employee Director, of, any Federal, state or local taxes required by law to be withheld.

The Board may permit any such withholding obligation with regard to any Non- Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Non-Employee Director.

Notwithstanding anything hereunder to the contrary, to the extent permitted under the Code or other applicable law, the Company may, in its sole and absolute discretion, reduce the number of shares of Common Stock otherwise deliverable to a Non-Employee Director in an amount that would be withheld if taxes were required to be withheld and, if the Company so reduces the shares otherwise deliverable, the Company shall remit such amount to any such applicable Federal, state or local taxing authority.

12.5         Listing and Other Conditions.

(a)           As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

(b)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)           Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

12.6         Governing Law.  This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

12.7         Construction.  Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

12.8         Other Benefits.  No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

12.9         Costs.  The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Award hereunder.

12.10       No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Non-Employee Director, and such Awards granted to individual Non- Employee Directors need not be the same in subsequent years.

12.11       Death/Disability.  The Board may in its discretion require the transferee of a Non-Employee Director to supply it with written notice of the Non-Employee Director’s death or disability and to supply it with a copy of the will (in the case of a Non-Employee Director’s death) or such other evidence as the Board deems necessary to establish the validity of the transfer of an Award.  The Board may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

12.12       Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3.  The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

12.13       Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

12.14       Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XIII

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

Exhibit B

SUPERIOR TELECOM INC.

STOCK COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS